UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Sunrise Communications AG

(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Thurgauerstrasse 101b Glattpark (Opfikon), Switzerland	8152
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares (Namenaktien)	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)*
American Depositary Shares representing Class A Common Shares (Namenaktien)	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

*

Not for trading, but only in connection with the registration of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares represent the right to receive the Class A common shares (Namenaktien) and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-281772

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

Sunrise Communications AG, a Swiss stock corporation (Aktiengesellschaft) (the “Registrant”) hereby incorporates by reference (a) the description of its American depositary shares representing Class A common shares, par value CHF 0.10 per share (the “Class A Common Shares”), to be registered hereunder contained under the heading “Description of American Depositary Shares,” (b) the description of its Class A Common Shares, to be registered hereunder under the heading “Description of Sunrise Shares Following the Spin-Off” and (c) the information set forth under the headings “Swiss Exchange Controls,” “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off—Material U.S. Federal Income Tax Considerations for U.S. Sunrise ADS holders” and “The Spin-Off—Certain Swiss Tax Considerations Regarding the Sunrise ADSs and Sunrise Shares,” in each case, from the Registrant’s Registration Statement on Form F-4 (File No. 333-281772), as amended, originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 26, 2024 and declared effective by the SEC on September 20, 2024.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNRISE COMMUNICATIONS AG

By:	/s/ Jany Fruytier
Name:	Jany Fruytier
Title:	Chief Financial Officer

Date: November 1, 2024